Exhibit 5.2

 Snell & Wilmer L.L.P.

Hughes Center

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169-5958

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

August 12, 2022

RumbleOn Inc.

901 W. Walnut Hill Lane

Irving, Texas 75038

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada counsel to RumbleOn, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration and sale by the selling securityholders named in the Registration Statement of (1) an aggregate of 5,791,489 shares (the “RideNow Shares”) of the Company’s Class B common stock, $0.001 par value per share (the “Common Stock”), issued by the Company on August 31, 2021 in connection with the acquisition of RideNow (as described in the Registration Statement); (2) an aggregate of 1,046,272 shares of Common Stock (the “Freedom Shares,” and together with the RideNow Shares, the “Shares”) issued by the Company on February 18, 2022 in connection with the acquisition of Freedom (as described in the Registration Statement); (3) an aggregate of 1,212,121 shares (the “Oaktree Warrant Shares”) of Common Stock that are underlying certain outstanding warrants to purchase an aggregate of $40 million shares of Common Stock (the “Oaktree Warrants”) issued by the Company on March 12, 2021 to Oaktree Capital Management, L.P. (“Oaktree”) and subsequently assigned to certain affiliates of Oaktree on August 31, 2021; (4) an aggregate of 5,617 shares of Common Stock (the “Hercules Warrant Shares,” and together with the Oaktree Warrant Shares, the “Warrant Shares”) that are underlying certain outstanding warrants in connection with debt financing provided by Hercules Capital Inc., (“Hercules Warrants,” and together with the Oaktree Warrants, the “Warrants”); (5) an aggregate of $38,750,000 aggregate principal amount of the Company’s 6.75% Convertible Senior Notes due 2025 (the “Notes”); and (6) 968,750 shares (the “Note Shares”) of the Common Stock, issuable upon conversion of the Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof; (ii) the Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the Amended Bylaws of the Company, as amended, as currently in effect; (iii) copies of the Notes; (iv) copies of the Warrants; and (v) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to (A) the issuance and sale of the Shares, (B) the issuance and sale of the Warrant Shares and the Warrants, (B) the issuance and sale of the Note Shares and Notes, (C) the specimen Common Stock certificate, and (C) other related matters. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the selling securityholders, are duly and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Warrant Shares to be resold by the selling securityholders, have been duly and validly authorized for issuance, and, if and when certificates representing such Shares underlying the Warrants have been duly executed, countersigned, registered and delivered upon exercise of such issued Warrants in accordance with the terms of such Warrants, as described in the Registration Statement, then such Warrant Shares will be validly issued, fully paid and non-assessable.

Based upon our examination, subject to the assumptions stated above and relying on the statements in the documents we have examined, we are of the opinion that, when issued upon the conversion of the Notes in accordance with the terms of the Notes, the Note Shares will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.